UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 1, 2021

RBC BEARINGS INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	000-51486	95-4372080
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Tribology Center

Oxford, CT 06478

(Address of principal executive offices, including zip code)

(203) 267-7001

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	ROLL	Nasdaq Global Select Market

5.00% Series A Mandatory Convertible Preferred Stock, par value $0.01 per share	ROLLP	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 1, 2021 (the “Closing Date”), RBC Bearings Incorporated (the “Company”) and its subsidiary, Roller Bearing Company of America, Inc. (“RBCA”), entered into a Credit Agreement (the “Credit Agreement”) with Wells Fargo Bank, National Association (“Wells Fargo”), as Administrative Agent, Collateral Agent, Swingline Lender and Letter of Credit Issuer and the other lenders party thereto. The Credit Agreement provides RBCA, as Borrower, with (a) a $1,300,000,000 term loan facility (the “Term Loan Facility”) and (b) a $500,000,000 revolving credit facility (the “Revolving Credit Facility” and together with the Term Loan Facility, the “Facilities”). Amounts outstanding under the Facilities generally bear interest at either, at RBCA’s option, (a) a base rate determined by reference to the higher of (i) Wells Fargo’s prime lending rate, (ii) the federal funds effective rate plus 1/2 of 1.00% and (iii) the one-month LIBOR rate plus 1.00% or (b) the LIBOR rate plus a specified margin, depending on the type of borrowing being made. The applicable margin is based on the Company's consolidated ratio of total net debt to consolidated EBITDA from time to time. Currently, the Company's margin is 0.75% for base rate loans and 1.75% for LIBOR rate loans. The Facilities are subject to a “LIBOR” floor of 0.00% and contain “hard-wired” LIBOR replacement provisions as set forth in the Credit Agreement. The Term Loan Facility and the Revolving Credit Facility will mature on November 2, 2026 (the “Maturity Date”). The Company can elect to prepay some or all of the outstanding balance from time to time without penalty. Commencing one full fiscal quarter after the Closing Date, the Term Loan Facility will amortize in quarterly installments as set forth below with the balance payable on the Maturity Date unless otherwise extended in accordance with the terms of the Term Loan Facility:

Date	Term Loan Facility Repayment Amount
March 31, 2022	1.25%
June 30, 2022	1.25%
September 30, 2022	1.25%
December 31, 2022	1.25%
March 31, 2023	1.25%
June 30, 2023	1.25%
September 30, 2023	1.25%
December 31, 2023	1.25%
March 31, 2024	1.875%
June 30, 2024	1.875%
September 30, 2024	1.875%
December 31, 2024	1.875%
March 31, 2025	2.50%
June 30, 2025	2.50%
September 30, 2025	2.50%
December 31, 2025	2.50%
March 31, 2026	3.125%
June 30, 2026	3.125%
September 30, 2026	3.125%
November 2, 2026	Remaining outstanding amounts

The Credit Agreement requires the Company to comply with various covenants, including the following financial covenants beginning with the test period ending December 31, 2021: (a) a maximum Total Net Leverage Ratio of 5.50:1.00, which maximum Total Net Leverage Ratio shall decrease during certain subsequent test periods as set forth in the Credit Agreement (provided that, no more than once during the term of the Facilities, such maximum ratio applicable at such time may be increased by the Borrower by 0.50:1.00 for a period of twelve (12) months after the consummation of a material acquisition), and (b) a minimum Interest Coverage Ratio of 2.00:1.00.

The Credit Agreement allows the Company to, among other things, make distributions to shareholders, repurchase its stock, incur other debt or liens, or acquire or dispose of assets provided that the Company complies with certain requirements and limitations of the Credit Agreement.

Concurrently with the execution of the Credit Agreement, the following agreements were entered into:

●	Guarantee by and among the Company and the domestic subsidiaries of RBCA (the “Subsidiary Guarantors”) in favor of Wells Fargo pursuant to which the Company and the Subsidiary Guarantors are guaranteeing RBCA’s obligations under the Credit Agreement;

●	Security Agreement by and among RBCA, the Company, the Subsidiary Guarantors and Wells Fargo Bank pursuant to which the Company, RBCA and the Subsidiary Guarantors granted a security interest in substantially all their assets to secure RBCA’s obligations under the Credit Agreement; and

●	Pledge Agreement by and among RBCA, the Company, the Subsidiary Guarantors and Wells Fargo Bank pursuant to which the Company, RBCA and the Subsidiary Guarantors pledged substantially all their assets to secure RBCA’s obligations under the Credit Agreement.

The Credit Agreement, the Guarantee, the Pledge Agreement and the Security Agreement (collectively, the “Agreements”) are provided to give investors information regarding their respective terms. They are not provided to give investors factual information about the Company or any other parties thereto. In addition, the representations, warranties and covenants contained in the Agreements were made only for purposes of the Agreements and as of specific dates, were solely for the benefit of the parties to the Agreements, and may be subject to limitations agreed to by the contracting parties, including being qualified by disclosures exchanged between the parties in connection with the execution of the Agreements. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Agreements instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries of the Agreements and should not view the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company.

The Company maintains a variety of relationships with a number of the lenders that are parties to the Credit Agreement, including comprehensive banking services that involve some or all of the Company’s treasury receipt and disbursement operations, foreign currency borrowing arrangements, letter of credit and foreign exchange needs.

The above summary of the Credit Agreement is qualified in its entirety by reference to the full text of the Credit Agreement, a complete copy of which is attached hereto as Exhibit 10.1 and is hereby incorporated by reference in response to this Item 1.01. The above summary of the Guarantee is qualified in its entirety by reference to the full text of the Guarantee, a complete copy of which is attached hereto as Exhibit 10.2 and is hereby incorporated by reference in response to this Item 1.01. The above summary of the Security Agreement is qualified in its entirety by reference to the full text of the Security Agreement, a complete copy of which is attached hereto as Exhibit 10.3 and is hereby incorporated by reference in response to this Item 1.01. The above summary of the Pledge Agreement is qualified in its entirety by reference to the full text of the Security Agreement, a complete copy of which is attached hereto as Exhibit 10.4 and is hereby incorporated by reference in response to this Item 1.01.

Item 1.02 Termination of a Material Definitive Agreement.

On the Closing Date, the Company (a) repaid the outstanding amounts under its existing Credit Agreement dated as of April 24, 2015 (as amended by Amendment No. 1 thereto dated as of January 31, 2019 and Amendment No. 2 thereto dated as of September 21, 2021) with Wells Fargo Bank, National Association, as Administrative Agent, Collateral Agent, Swingline Lender and Letter of Credit Issuer, and the other lenders party thereto, and (b) terminated the existing Credit Agreement and related Guarantee, Security Agreement, Pledge Agreement and ancillary agreements. No early termination penalties were incurred by the Company. The terminated Credit Agreement was to mature on January 31, 2024. The terminated Credit Agreement and the related Guarantee, Security Agreement and Pledge Agreement are set forth in Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, of the Company’s Current Report on Form 8-K filed April 28, 2015 and are incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On the Closing Date, the Company completed the acquisition from ABB Asea Brown Boveri Ltd of ABB’s mechanical power transmission division operated under the “Dodge” brand pursuant to the terms of the Purchase Agreement (as defined in Item 1.01, “Entry into a Material Definitive Agreement” to the Company’s Current Report on Form 8-K filed July 26, 2021). The preceding is qualified in its entirety by reference to the Purchase Agreement. The information set forth in Item 1.01 “Entry into a Material Definitive Agreement” to the Company’s Current Report on Form 8-K filed July 26, 2021 is hereby incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On the Closing Date, the Company drew down the $1.3 billion Term Facility to pay a portion of the purchase price for the acquisition described in Item 2.01 “Completion of Acquisition or Disposition of Assets” above. See Item 1.01 “Entry into a Material Definitive Agreement” above. The descriptions of the Credit Agreement, the Guarantee, the Security Agreement and the Pledge Agreement set forth under Item 1.01 above are hereby incorporated by reference in response to this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements for Businesses Acquired.

The financial information required to be filed with respect to the acquired business disclosed in Item 2.01 above was filed as part of the Company’s Current Report on Form 8-K filed on September 20, 2021.

(b) Pro Forma Financial Information.

The pro forma financial information required to be filed with respect to the acquired business described in Item 2.01 above was filed as part of the Company’s Current Report on Form 8-K filed on September 20, 2021.

(d) Exhibits

Exhibit 10.1 Credit Agreement, dated November 1, 2021, by and among Roller Bearing Company of America, Inc. as Borrower, RBC Bearings Incorporated, Wells Fargo Bank, National Association, as Administrative Agent, Collateral Agent, Swingline Lender and Letter of Credit Issuer, and various Lenders party thereto.

Exhibit 10.2 Guarantee, dated November 1, 2021, by and among RBC Bearings Incorporated and the subsidiary guarantors party thereto in favor of Wells Fargo Bank, National Association, as Collateral Agent.

Exhibit 10.3 Security Agreement, dated November 1, 2021, by and among Roller Bearing Company of America, Inc., RBC Bearings Incorporated, the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, as Collateral Agent for its benefit and the benefit of the Secured Parties.

Exhibit 10.4 Pledge Agreement, dated November 1, 2021, by and among Roller Bearing Company of America, Inc., RBC Bearings Incorporated, the subsidiary pledgors party thereto and Wells Fargo Bank, National Association, as Collateral Agent for the benefit of the Secured Parties.

Item 9.01. Financial Statements and Exhibits.

Exhibits

Exhibit Number	Description
10.1	Credit Agreement, dated November 1, 2021, by and among Roller Bearing Company of America, Inc. as Borrower, RBC Bearings Incorporated, Wells Fargo Bank, National Association, as Administrative Agent, Collateral Agent, Swingline Lender and Letter of Credit Issuer, and various Lenders party thereto.
10.2	Guarantee, dated November 1, 2021, by and among RBC Bearings Incorporated and the subsidiary guarantors party thereto in favor of Wells Fargo Bank, National Association, as Collateral Agent.
10.3	Security Agreement, dated November 1, 2021, by and among Roller Bearing Company of America, Inc., RBC Bearings Incorporated, the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, as Collateral Agent for its benefit and the benefit of the Secured Parties.
10.4	Pledge Agreement, dated November 1, 2021, by and among Roller Bearing Company of America, Inc., RBC Bearings Incorporated, the subsidiary pledgors party thereto and Wells Fargo Bank, National Association, as Collateral Agent for the benefit of the Secured Parties.
104	Cover page interactive data file (embedded within the inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 1, 2021

RBC BEARINGS INCORPORATED

By:	/s/ John J. Feeney
	Name:	John J. Feeney
	Title:	Vice President, General Counsel & Secretary

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